UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2011
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-27166 (Commission File No.) Number)	41-1641815 (IRS Employer Identification
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On May 2, 2011, Bharat S. Vedak resigned his positions as a member of the Company’s Board of Director and a member of the Compensation Committee of the Board of Directors.
(d) On May 4, 2011, Mark E. Claeys was elected to the Company’s Board of Directors. Mr. Claeys, who serves as the Director of Finance for John Deere Intelligent Solutions Group, had previously been nominated to serve on the Board by the John Deere Special Technologies Group, Inc. (“JDSTG”). The Company and JDSTG are parties to that Stock Purchase Agreement dated August 30, 2000 by which JDSTG is allowed to nominate up to three directors to serve on the Company’s Board. Mr. Claeys will be reimbursed for expenses related to serving on the Board but will receive not compensation for such service. At the present time, Mr. Claeys has not been named to any Board committees. There are no transactions involving the Company in which Mr. Claeys has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2011	XATA CORPORATION
	By:	/s/ Wesley C. Fredenburg
Wesley C. Fredenburg Secretary and General
Counsel